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                                 EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration
Statement (Form S-8) of IVI Checkmate Corp. for the registration of 248,908 shares of its common stock pertaining to the Plourde Computer Services, Inc. 1996 Key Management Stock Option Plan and Employee Stock Options Held By Trustees of the Gibbs Trust, of our report dated February 12, 1998 with respect to the financial statements of International Verifact Inc. for the years ended December 31, 1997 and 1996, included by IVI Checkmate Corp. in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                     /s/ COOPERS & LYBRAND


Toronto, Canada
March 13, 2000


                                     II-11